Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                         For the Month of August 1999
                    Distribution Date of September 20, 1999
                           Servicer Certificate #35

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                     $97,015,550.78
Beginning Pool Factor                                           0.1994123

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,730,807.39
     Interest Collected                                       $775,722.55

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $247,699.76
Total Additional Deposits                                     $247,699.76

Repos / Chargeoffs                                            $196,802.77
Aggregate Number of Notes Charged Off                                  75

Total Available Funds                                       $7,754,229.70

Ending Pool Balance                                        $90,087,940.62
Ending Pool Factor                                              0.1851728

Servicing Fee                                                  $80,846.29

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,002,947.85
     Target Percentage                                               2.50%
     Target Balance                                         $2,252,198.52
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($272,800.59)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.632%
Current Weighted Average Remaining Term (months):                   19.95

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days          $1,249,898.93       717
                                31 - 60 days           $684,055.25       241
                                60+  days              $121,828.58        76

     Total:                                          $2,055,782.76       753

     Balances:                  60+  days            $1,277,627.65        76

Memo Item - Reserve Account
     Prior Month                                     $9,730,147.26
+    Invest. Income                                     $45,477.14
+    Excess Serv.                                      $227,323.45
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $10,002,947.85

Exhibit 20.3
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of August 1999

                                                                       NOTES
                                                                                                       CLASS B          CLASS C
                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES    CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $97,015,550.78
Ending Pool Balance              $90,087,940.62

Collected Principal               $6,730,807.39
Collected Interest                  $775,722.55
Charge - Offs                       $196,802.77
Liquidation Proceeds/Recoveries     $247,699.76
Servicing                            $80,846.29
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service                $7,673,383.41

Beginning Balance                $97,015,550.79            $0.00            $0.00   $83,802,655.82   $7,123,276.43   $6,089,618.54

Interest Due                        $518,449.80            $0.00            $0.00      $442,059.01      $38,584.41      $37,806.38
Interest Paid                       $518,449.80            $0.00            $0.00      $442,059.01      $38,584.41      $37,806.38
Principal Due                     $6,927,610.16            $0.00            $0.00    $6,477,315.50     $242,466.36     $207,828.30
Principal Paid                    $6,927,610.16            $0.00            $0.00    $6,477,315.50     $242,466.36     $207,828.30

Ending Balance                   $90,087,940.63            $0.00            $0.00   $77,325,340.32   $6,880,810.07   $5,881,790.24
Note / Certificate Pool Factor                            0.0000           0.0000           0.3270          0.4041          0.4034
   (Ending Balance / Original Pool Amount)
Total Distributions               $7,446,059.96            $0.00            $0.00    $6,919,374.51     $281,050.77     $245,634.68

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $227,323.45
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $10,002,947.85
(Release) / Draw                   ($272,800.59)
Ending Reserve Acct Balance       $9,730,147.26

Exhibit 20.3
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month of August 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                    6                 5               4                3                2               1
                                 Mar-99            Apr-99          May-99           Jun-99           Jul-99          Aug-99
Beginning Pool Balance      $135,566,847.40  $127,122,482.70  $119,977,701.12  $111,481,970.11  $103,981,623.99  $97,015,550.78

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                $63,701.45      $217,277.61      $165,900.72      $119,160.25       $16,755.11     $196,802.77
    Recoveries                  $273,438.63      $139,965.27      $224,790.10      $315,798.67      $282,932.29     $247,699.76
Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
     Total Charged Off (Months 5, 4, 3)          $502,338.58               Total Charged off (Months 1 - 6)         $779,597.91
     Total Recoveries (Months 3, 2, 1)           $846,430.72               Total Recoveries (Months 1 - 6)        $1,484,624.72
     Net Loss / (Recoveries) for 3 Mos          ($344,092.14)(a)           Net Loss/(Recoveries) for 6 Mos.        ($705,026.81)(c)

Total Balance (Months 5, 4, 3)               $358,582,153.93 (b)           Total Balance (Months 1 - 6)         $695,146,176.10 (d)

Loss Ratio Annualized  [(a/b) * (12)]               -1.1515%               Loss Ratio Annualized [(c/d) (12)]         -1.21706%

Trigger:  Is Ratio > 1.5%                                 No               Trigger:  Is Ratio > 6.0%                         No

                                                                                    Jun-99           Jul-99          Aug-99
B)   Delinquency Trigger:                                                        $1,156,808.95      $969,727.58   $1,277,627.65
     Balance delinquency 60+ days                                                     1.03766%         0.93260%        1.31693%
     As % of Beginning Pool Balance                                                   1.00972%         0.98284%        1.09573%
     Three Month Average

Trigger:  Is Average > 2.0%                               No

C)   Noteholders Percent Trigger:                    2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                               No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer